BG Staffing, Inc.

2013 Long-Term Incentive Plan

Form of Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date below by and between BG Staffing, Inc., a Delaware corporation (the “Company”) and ______________ (the “Participant”).

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.                  Grant of Option

1.1              Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2013 Long-Term Incentive Plan (the “Plan”). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed this limit (according to the order they were granted) will be treated as Nonqualified Stock Options. This grant is being made prior to the approval of the Plan by the Company’s stockholders as required for Incentive Stock Option treatment under Section 422 of the Code. If the Plan is not ultimately approved in accordance with the requirements of Section 422 of the Code, the Option will remain valid but will be treated as a Nonqualified Stock Option.

1.2              Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.                  Exercise Period; Vesting

2.1              Vesting Schedule. The Option will become vested and exercisable with respect to according to the following schedule. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service.

Vesting Date	Percentage of Original Grant Vesting on Vesting Date	Cumulative Percentage of Original Grant Vested
	20%	20%
	20%	40%
	20%	60%
	20%	80%
	20%	100%

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

2.2              Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.                  Termination of Continuous Service

3.1              Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within the period of time ending on the earlier of: (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2              Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) will immediately terminate and cease to be exercisable.

3.3              Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within the period of time ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4              Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

4.      Manner of Exercise

4.1              Election to Exercise. To exercise the Option, the Participant (or the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee. If someone other than the Participant exercises the Option, that person must submit documentation reasonably acceptable to the Committee verifying that the person has the legal right to exercise the Option.

4.2              Payment of Exercise Price. The entire Exercise Price of the Option will be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)       in cash or by certified or bank check at the time the Option is exercised;

(b)       by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c)       through a “cashless exercise program” established with a broker;

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Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

(d)       by reduction in the number of shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e)       by any combination of the foregoing methods; or

(f)        in any other form of legal consideration that may be acceptable to the Committee.

4.3              Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)       tendering a cash payment;

(b)       authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)       delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

4.4              Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company will issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative that will be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.                  No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement confer upon the Participant any right to be retained in any position as an Employee or Director of the Company. Further, nothing in the Plan or this Agreement may be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of the shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by the holder.

6.                  Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right whatsoever, but immediately upon the assignment or transfer the Option will terminate and become of no further effect.

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Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

7.                  Change in Control.

7.1              Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option will become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, acceleration of vesting and exercisability will occur in a manner and at a time that allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.

7.2              Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration.

8.                  Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by the Plan.

9.                  Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, Social Security tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.              Qualification as an Incentive Stock Option. This Option is intended to qualify as an incentive stock option as defined in Code section 422 to the extent permitted under Applicable Law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one year following the date of exercise of the Option or within two years from the Grant Date. The Participant understands and agrees that the Company will not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

11.              Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two years from the Grant Date or one year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant will notify the Company in writing within 30 days after the disposition of the date and terms of the disposition. The Participant also agrees to provide the Company with any information concerning any Disqualifying Disposition that the Company requires for tax purposes.

12.              Non-competition and Non-solicitation. In consideration of the Option, the Participant agrees that that any breach or threatened breach of that certain Non-Disclosure of Confidential Information, Non-Solicitation and Non-Competition Agreement signed on ___________, will cause any unvested portion of the Option to be forfeited effective as of the date of the breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan. The Participant consents and agrees that the Company will be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief will be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

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Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

13.              Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock will be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

14.              Notices. Any notice required to be delivered to the Company under this Agreement must be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by other method approved by the Company) from time to time.

15.              Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

16.              Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Committee for review. The resolution of the dispute by the Committee will be final and binding on the Participant and the Company.

17.              Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan, as amended from time to time, are incorporated by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.              Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

19.              Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

20.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan will not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

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Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

21.              Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no amendment may adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

22.              No Impact on Other Benefits. The value of the Participant’s Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

23.              Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24.              Acceptance. The Participant acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows]

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Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

BG Staffing, Inc.

By: _____________________________________

Michael Rutledge, Chief Financial Officer

Participant

________________________________________

[NAME]

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